Zayo Group, LLC Reports Financial Results for the Third Fiscal Quarter Ended March 31, 2014

Third fiscal quarter net loss of $43.7 million on revenue of $278.0 million.
Third fiscal quarter 2014 Adjusted EBITDA of $165.0 million representing $660.0 million of annualized Adjusted EBITDA.

BOULDER, Colo., May 9, 2014 - Zayo Group, LLC (“Zayo Group” or “the Company”), a leading provider of bandwidth infrastructure and network-neutral colocation and connectivity services, announced results for the three months ended on March 31, 2014.
Third fiscal quarter revenue of $278.0 million grew 6% over the previous quarter on an annualized basis, largely a function of organic growth associated with positive net installations, and to a smaller extent, acquisition-related growth. Adjusted EBITDA of $165.0 million increased 9% over the previous quarter on an annualized basis.
During the three months ended March 31, 2014, capital expenditures were $90.9 million, which included adding 335 route miles and 294 buildings to the network. The Company had $249.8 million of cash and $243.6 million available under its revolving credit agreement as of March 31, 2014.
Financial Highlights

•	Zayo Group generated quarterly revenue of $278.0 million; a $4.4 million sequential quarter increase representing 6% annualized sequential growth

•	Gross profit for the quarter increased $4.0 million from the previous quarter reaching $242.6 million for a gross profit percentage of 87%

•	Net loss increased by $7.4 million from the previous quarter

•	Adjusted EBITDA for the third fiscal quarter was $165.0 million, which was $3.5 million higher than the prior quarter, representing 9% annualized sequential growth

•	Quarterly revenue and Adjusted EBITDA increased by $24.9 million and $17.2 million, respectively over the third quarter of fiscal year 2013

•	Net loss increased by $25.2 million from the third quarter of fiscal year 2013
Recent Developments
Acquisition of Neo Telecom Group ("Neo Telecoms")
On April 27, 2014, the Company entered into a purchase agreement with Neo Telecoms, a Paris-based bandwidth infrastructure company, and certain shareholders of Neo Telecoms. Upon the closing of the transaction, the Company will acquire a 96% equity interest in Neo Telecoms and its subsidiaries. The agreement also includes a contractual mechanism to acquire the remaining approximate 4% equity interest on or after December 31, 2015. The purchase price of 58.0 million Euros (or $80.2 million based on the exchange rate as of April 27, 2014) is in consideration of acquiring full equity ownership in Neo Telecoms and is subject to certain adjustments at closing and post-closing. The Company expects the purchase price will be paid with cash on hand. The transaction is subject to customary closing conditions and approvals.

Third Fiscal Quarter Financial Results
Three Months Ended March 31, 2014 and December 31, 2013
Figure 1.0

($ in millions)	Three months ended
	March 31,	December 31,
	2014	2013
Revenue	$278.0	$273.6
Annualized revenue growth	6%
Gross profit	242.6	238.6
Gross profit %	87%	87%
Operating income	16.6	23.1
Loss from continuing operations before provision for income taxes	(32.4)	(28.6)
Provision for income taxes	11.3	7.7
Net loss	$(43.7)	$(36.3)

Adjusted EBITDA	$165.0	$161.5
Purchases of property and equipment, net	90.9	88.3
Unlevered free cash flow	$74.1	$73.2
Annualized Adjusted EBITDA growth	9%
Adjusted EBITDA margin	59%	59%

The sequential quarterly revenue increase of $4.4 million was the result of organic growth and to a smaller extent, acquisition-related growth. The Company generated additional monthly revenue of $5.1 million associated with gross installations accepted in the quarter ended March 31, 2014. The increase in revenue related to organic growth was partially offset by total customer churn of $3.5 million in monthly revenue during the quarter. Approximately 88% of churn processed was related to hard disconnects; 10% was related to negative price changes; and 2% was associated with upgrades. Acquisition-related growth represented approximately $0.7 million of the sequential quarterly revenue increase.
The Company’s gross profit percentage and Adjusted EBITDA margin remained consistent as compared to the prior quarter.
Net loss increased by $7.4 million in the quarter ended March 31, 2014 as compared to the previous quarter’s net loss of $36.3 million. This was due to an $8.3 million increase in stock-based compensation expense related to the re-measurement at fair value of the vested common units and additional common units granted during the third fiscal quarter and an increase in expense associated with the Company’s tax provision of $3.6 million offset by the sequential quarterly increase in revenue of $4.4 million.

Three Months Ended March 31, 2014 and March 31, 2013
Figure 1.1

($ in millions)	Three months ended
	March 31,	March 31,
	2014	2013
Revenue	$278.0	$253.1
Revenue growth	10%
Gross profit	242.6	218.0
Gross profit %	87%	86%
Operating income	16.6	44.7
Loss from continuing operations before provision for income taxes	(32.4)	(12.0)
Provision for income taxes	11.3	6.5
Net loss	$(43.7)	$(18.5)

Adjusted EBITDA	$165.0	$147.8
Purchases of property and equipment, net	90.9	95.7
Unlevered free cash flow	$74.1	$52.1
Adjusted EBITDA growth	12%
Adjusted EBITDA margin	59%	58%

Revenue increased $24.9 million over the third quarter of fiscal year 2013 principally as a result of organic growth related to sales efforts and expansion of the network and acquisition-related activities during fiscal years 2013 and 2014. As a result of internal sales efforts since March 31, 2013, the Company has entered into $1,557.6 million of gross new sales contracts, which will represent an additional $21.9 million in monthly revenue once installation on those contracts is accepted. Since March 31, 2013, the amount of gross installations accepted resulted in additional monthly revenue of $19.0 million as of March 31, 2014. This increase in revenue related to our organic growth was partially offset by total customer churn of $14.5 million in monthly revenue since March 31, 2013.
Gross profit increased $24.6 million over the third quarter of fiscal year 2013, primarily as a result of organic revenue growth. The gross profit percentage for the quarter ended March 31, 2014 increased 10% compared to the same quarter in the prior year, primarily as a result of synergies realized related to our previous acquisitions and gross profit on newly installed revenue continuing to exceed the gross profit on revenue churned. This gross profit profile is reflective of the Company’s strategy to deploy capital in network expansion and sell largely “on-net” services.
Net loss increased by $25.2 million for the third quarter of fiscal year 2014 as compared to the third quarter of fiscal year 2013. Revenue increased by $24.9 million for the third quarter of fiscal year 2014 as compared to the same period in fiscal year 2013 due to the Company’s fiscal year 2013 and 2014 acquisitions and organic growth. Other expense was $6.6 million higher in the third quarter of fiscal year 2013 than in the third quarter of fiscal year 2014 due to a loss on extinguishment of debt related to the Company’s debt refinancing activities in the third fiscal quarter of 2013. These were offset by an increase in stock-based compensation expense of $41.5 million due to the common unit grants issued and vested during the fiscal year 2013 and 2014 and the re-measurement at fair value of the vested common units. In addition, income tax expense recorded in the third fiscal quarter of 2014 was $11.3 million as compared to an income tax benefit of $6.5 million recorded for the third quarter of fiscal year 2013.

Adjusted EBITDA increased $17.2 million as compared to the third quarter of fiscal year 2013, due to the Adjusted EBITDA contribution from the fiscal year 2013 acquisitions, synergies realized and organic revenue growth.

Conference Call
Zayo Group will hold a conference call to report fiscal year third quarter 2014 results at 11:00 a.m. EST, May 9, 2014.  The dial in number for the call is (877) 256-4701.  A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/j093361pxar1&eom. During the call, the Company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/investors/earnings-releases.

About Zayo Group
Based in Boulder, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based bandwidth infrastructure and network-neutral colocation and connectivity services.  Zayo Group is organized into autonomous operating segments supporting customers who require lit and dark fiber services and carrier-neutral colocation.  Zayo Group’s business units provide these services over international, national, regional, metro and fiber-to-the-tower networks.

Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including its ability to integrate acquired companies and assets. Specifically there is a risk associated with our recent acquisitions and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.
This earnings release should be read together with the Company’s unaudited consolidated financial statements and notes thereto for the quarter ended March 31, 2014 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2014.

Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.
“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs related to acquisitions, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.

Consolidated Financial Information- Unaudited
Zayo Group
Consolidated Statements of Operations
Figure 1.2

($ in thousands)	Three months ended March 31,		Nine months ended March 31,
	2014	2013	2014	2013
Revenue	$278,038	$253,148	$815,983	$729,915
Operating costs and expenses
Operating costs, excluding depreciation and amortization	35,358	35,130	105,267	102,735
Selling, general and administrative expenses, excluding stock-based compensation	77,734	70,419	230,005	229,238
Stock-based compensation	64,964	23,453	164,332	67,379
Selling, general and administrative expenses	142,698	93,872	394,337	296,617
Depreciation and amortization	83,392	79,473	245,223	242,489
Total operating costs and expenses	261,448	208,475	744,827	641,841
Operating income	16,590	44,673	71,156	88,074
Other expenses
Interest expense	(49,131)	(49,618)	(150,905)	(164,808)
Loss on extinguishment of debt	—	(6,571)	(1,911)	(77,253)
Other income/(expense), net	125	(508)	1,265	301
Total other expense	(49,006)	(56,697)	(151,551)	(241,760)

Loss from continuing operations before provision for income taxes	(32,416)	(12,024)	(80,395)	(153,686)
Provision/(benefit) for income taxes	11,327	6,519	27,559	(33,507)
Loss from continuing operations	(43,743)	(18,543)	(107,954)	(120,179)
Earnings from discontinued operations, net of income taxes	—	—	—	1,808
Net loss	$(43,743)	$(18,543)	$(107,954)	$(118,371)

Zayo Group
Consolidated Balance Sheets
Figure 1.3

($ in thousands)
	March 31,	June 30,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$249,839	$88,148
Trade receivables, net	46,965	67,811
Due from related parties	569	622
Prepaid expenses	21,335	19,188
Deferred income taxes	90,356	90,356
Other assets	3,605	2,851
Total current assets	412,669	268,976

Property and equipment, net	2,532,402	2,411,220
Intangible assets, net	623,039	636,258
Goodwill	764,234	682,775
Debt issuance costs, net	89,793	99,098
Deferred tax assets, net	—	280
Other assets	27,804	29,284
Total assets	$4,449,941	$4,127,891

Liabilities and member's equity
Current liabilities
Current portion of long-term debt	$17,700	$16,200
Accounts payable	20,850	33,477
Accrued liabilities	115,760	115,932
Accrued interest	28,849	55,048
Capital lease obligations, current	3,050	6,600
Deferred revenue, current	59,021	35,977
Total current liabilities	245,230	263,234
Long-term debt, non-current	2,953,010	2,814,505
Capital lease obligations, non-current	16,480	6,567
Deferred revenue, non-current	434,284	326,180
Stock-based compensation liability	310,887	158,520
Deferred tax liabilities, net	30,363	5,560
Other long term liabilities	20,237	19,892
Total liabilities	4,010,491	3,594,458

Member's equity
Member's interest	703,282	703,963
Accumulated other comprehensive income/(loss)	9,897	(4,755)
Accumulated deficit	(273,729)	(165,775)
Total member's equity	439,450	533,433
Total liabilities and member's equity	$4,449,941	$4,127,891

Zayo Group
Consolidated Statements of Cash Flows
Figure 1.4

($ in thousands)
	Nine months ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(107,954)	$(118,371)
Earnings from discontinued operations	—	1,808
Loss from continuing operations	(107,954)	(120,179)
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	245,223	242,489
Loss on extinguishment of debt	1,911	77,253
Non-cash interest expense	14,883	18,575
Stock-based compensation	164,332	67,379
Amortization of deferred revenue	(39,206)	(30,164)
Additions to deferred revenue	112,665	27,059
Provision for bad debt expense	1,611	1,682
Deferred income taxes	27,400	(32,230)
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	23,780	(14,701)
Prepaid expenses	(780)	6,454
Other assets, current and non-current	(2,550)	(3,436)
Accounts payable and accrued liabilities	(32,970)	14,983
Payables to related parties, net	26	89
Other liabilities	(12,175)	3,464
Net cash provided by continuing operating activities	396,196	258,717

Cash flows from investing activities:
Purchases of property and equipment	(265,872)	(230,264)
Broadband stimulus grants received	—	8,967
Acquisition of CoreXchange, LLC	(17,503)	—
Acquisition of Access Communications Inc., net of cash acquired	(43,137)	—
Acquisition of FiberLink, LLC, net of cash acquired	(40,068)	—
Colocation Asset Purchase, net of cash acquired	(251)	—
Core NAP purchase consideration paid	(50)	—
Acquisition of Abovenet, Inc., net of cash acquired	—	(2,212,492)
Acquisition of FiberGate, net of cash acquired	—	(118,335)
Acquisition of USCarrier Telecom, LLC, net of cash acquired	—	(16,092)
Acquisition of First Telecom Services, LLC, net of cash acquired	—	(109,700)
Acquisition of Litecast/Balticore, LLC, net of cash acquired	—	(22,177)
Arialink purchase consideration returned	—	797
MarquisNet purchase consideration returned	—	1,875
Proceeds from principal payments received on related party loans	—	3,837
Net cash used in investing activities	(366,881)	(2,693,584)

Cash flows from financing activities:
Equity contributions	4.589	342,783
Distribution to Parent	(1,203)	—
Principal repayments on capital lease obligations	(6,873)	(1,130)
Principal payments on long-term debt	(12,900)	(1,050,477)
Payments on revolving credit facility	(45,000)	—
Payment of early redemption fees on debt extinguished	—	(72,117)
Proceeds from issuance of long term-debt	150,000	3,188,048
Proceeds from revolving credit facility	45,000	—
Payment of debt issuance costs	(1,695)	(82,972)
Change in restricted cash, net	—	22,668
Cash contributed to ZPS	—	(7,218)
Net cash provided by financing activities	131,918	2,339,585

Cash flows from discontinued operations:
Operating activities	—	3,914
Investing activities	—	2,424
Net cash provided by discontinued operations	—	6,338
Effect of changes in foreign exchange rates on cash	458	(581)
Net increase in cash and cash equivalents	161,691	(89,525)
Cash and cash equivalents, beginning of period	88,148	150,693
Cash and cash equivalents, end of period	$249,839	$61,168

Zayo Group
Reconciliation of Non-GAAP Financial Measures
Figure 1.5

($ in millions)	Three months ended			Nine months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013
Net loss	$(43.7)	$(36.3)	$(18.5)	$(108.0)	$(118.4)
Earnings from discontinued operations	—	—	—	—	(1.8)
Interest expense	49.1	50.3	49.6	150.9	164.8
Benefit/(provision) for income taxes	11.3	7.7	6.5	27.6	(33.5)
Depreciation and amortization	83.4	81.3	79.5	245.2	242.5
Transaction costs	—	0.2	0.1	0.8	13.1
Stock-based compensation	65.0	56.7	23.5	164.3	67.4
Loss on extinguishment of debt	—	1.9	6.6	1.9	77.3
Foreign currency gain on intercompany loan	(0.1)	(0.2)	(0.1)	(0.9)	—
Adjusted EBITDA	$165.0	$161.6	$147.2	$481.8	$411.4
Purchases of property and equipment, net	90.9	88.3	95.7	265.9	221.3
Unlevered Free Cash Flow, as defined	$74.1	$73.3	$51.5	$215.9	$190.1

Investor Relations:
(800) 741-5804
ir@zayo.com